Exhibit 10.1

Execution Form

THIRD AMENDMENT TO SECOND AMENDED
AND RESTATED CREDIT AGREEMENT

     This Third Amendment to Second Amended and Restated Credit Agreement (“Third Amendment”) dated as of May 5, 2005, and effective as of the Amendment Effective Date (as defined in Section 4 below), is by and among ULTRA RESOURCES, INC., a Wyoming corporation (“Borrower”), the several banks and financial institutions party hereto (the “Banks,” such term to include all undersigned Banks and all other financial institutions that subsequently become parties to the Credit Agreement (referred to below)), JPMORGAN CHASE BANK, N.A., (successor by merger to Bank One, N.A. (Main Office Chicago)) as a Bank, as the LC Issuer and as Administrative Agent for the Banks (in such latter capacity and together with its successors and permitted assigns in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

     WHEREAS, the Borrower, the Administrative Agent, the LC Issuer and the Banks have heretofore entered into a certain Second Amended and Restated Credit Agreement dated as of June 9, 2004, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of August 10, 2004, and as amended by that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of November 1, 2004 (as so amended and as otherwise amended, modified or supplemented from time to time prior to the date hereof, the “Credit Agreement”); and

     WHEREAS, the Borrower, the Administrative Agent and the Banks have determined that, in connection with the regularly scheduled April redetermination of the Borrowing Base, the Borrowing Base should be increased to $500,000,000; and

     WHEREAS, the Borrower has requested that the Credit Agreement be amended or otherwise modified as more particularly set forth herein, subject to the terms and conditions set forth in the Credit Agreement as amended hereby; and

     WHEREAS, subject to the terms and conditions of this Amendment, the Banks party hereto, the Administrative Agent and the LC Issuer have agreed to enter into this Third Amendment in order to effectuate such amendments and modifications;

     NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration received by each party hereto, and each intending to be legally bound hereby, the parties agree as follows:

     Section 1. Defined Terms. Except as amended hereby, terms used herein that are defined in the Credit Agreement shall have the same meanings herein.

     Section 2. Amendments to Credit Agreement.

     (a) The definition of “Facility Termination Date” in Article I of the Credit Agreement is hereby amended and restated in its entirety to provided as follows:

     “     “Facility Termination Date” means May 1, 2010.”

     (b) Article I of the Credit Agreement is hereby amended by inserting the following new definition of “Minimum Required Collateral” in the alphabetically appropriate place:

“     “Minimum Required Collateral” means, as of any date of determination, Proved Reserves of the Borrower having a PW9 equal to the lesser of (a) 80% of the total PW9 of all Borrowing Base Oil and Gas Properties and (b) 150% of the Aggregate Commitment Amount then in effect.”

     (c) The definition of “Pricing Grid” in Article I of the Credit Agreement is hereby amended and restated in its entirety to provided as follows:

     “     “Pricing Grid” means the following table:

Utilization	LIBOR Margin	ABR Margin	Commitment
Percentage			Fee
≥ 90%	175.0 b.p.	75.0 b.p.	37.5 b.p.

≥ 75% < 90%	150.0 b.p.	50.0 b.p.	37.5 b.p.

≥ 50% < 75%	125.0 b.p.	25.0 b.p.	30.0 b.p.

< 50%	100.0 b.p.	00.0 b.p.	25.0 b.p.

     (d) Paragraph (A) of Section 3.02 of the Credit Agreement is hereby amended by deleting therefrom the following clause and inserting a period in place thereof:

“, but Borrower is not thereby relieved from its obligation to execute and deliver, upon request from Administrative Agent at any time, additional Security Instruments covering any and all Borrowing Base Oil and Gas Properties not previously covered by valid and continuing Security Instruments, with the exception of the Borrowing Base Oil and Gas Properties comprising any field (considered by the Administrative Agent to be a “field” in its most recent Borrowing Base evaluation pursuant to Section 2.06) that has a PW9 of $10,000 or less.”

     (e) Section 3.03 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“3.03 Documents Required for Subsequent Disbursements Involving Additional Borrowing Base Oil and Gas Properties. As of the time of funding any additional advances to the Borrower that have been approved by the Banks pursuant to Section 2.18 and are made in conjunction with the addition of Oil and Gas Properties owned by the Borrower to the Borrowing Base Oil and Gas Properties, the Borrower shall have duly delivered to the Administrative Agent: (i) the Security Instruments and opinions or other documents that are necessary in order for the Borrower to comply with Section 5.24 of this Agreement, provided that Borrower understands and agrees that Administrative Agent will require Borrowing Base Oil and Gas Properties that include any well from which Proved Reserves may be produced and each prospective drilling unit comprised of Proved Reserves that are undeveloped to have attributable thereto at least 80 contiguous acres of land covered by a Lease that is made subject to the Security Instruments, and (ii) Transfer Order Letters applicable to the production of oil and gas from such additional Borrowing Base Oil and Gas Properties to the extent covered by a valid and continuing Security Instrument.”

     (f) Section 5.24 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“      5.24 Additional Collateral and Title Review. Concurrently with each redetermination of the Borrowing Base pursuant to this Agreement (including Section 2.06 or 2.18 hereof) or any increase in the Aggregate Commitment Amount pursuant to Section 2.19, (a) review the most recently delivered Reserve Report and the Borrowing Base Oil and Gas Properties to ascertain whether the PW9 of all of the Borrower’s Proved Reserves that are subject to a valid and continuing first-priority mortgage lien under the Security Instruments equals at least the Minimum Required Collateral after giving effect to such redetermination of the Borrowing Base or increase in the Aggregate Commitment Amount, as applicable, and (b) if the PW9 of all of the Borrower’s Proved Reserves that are subject to a valid and continuing first-priority mortgage lien under the Security Instruments does not equal at least such Minimum Required Collateral, then promptly deliver to the Administrative Agent (i) as security for the Obligations additional Security Instruments granting first-priority mortgage liens (subject only to Permitted Encumbrances) on additional Proved Reserves of the Borrower not already subject to valid and continuing first-priority mortgage liens under Security Instruments such that after giving effect thereto, the Borrower’s Proved Reserves that are subject to a valid and continuing first-priority mortgage lien under Security Instruments will equal or exceed such Minimum Required Collateral, such additional Security Instruments to be in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes and accompanied by such opinions of counsel to the Borrower (which counsel shall be reasonably acceptable to the Administrative Agent) as the Administrative Agent shall reasonably request, and (ii) title opinions or other title information reasonably satisfactory to the Administrative Agent with respect to the Borrower’s Proved Reserves described in such additional Security Instruments (to the extent such Proved Reserves were not previously covered by title opinions or other title information delivered to the Administrative Agent) so that the Administrative Agent will have acceptable title opinions or other title information with respect to at least such Minimum Required Collateral.”

     Section 3. Increase of Borrowing Base.

     (a) The Borrowing Base shall be increased to $500,000,000 from and after the Amendment Effective Date until the Borrowing Base shall be otherwise redetermined in accordance with the Credit Agreement.

     (b) Both the Borrower, on the one hand, and the Administrative Agent and the Banks, on the other hand, agree that the redetermination of the Borrowing Base pursuant to clause (a) of this Section 3 constitutes the regularly scheduled Borrowing Base Redetermination for April, 2005 (and shall not constitute a special redetermination of the Borrowing Base pursuant to the third paragraph of Section 2.06 of the Credit Agreement).

     Section 4. Conditions Precedent in Connection with the Third Amendment. The Third Amendment shall become effective upon the satisfaction of each of the following conditions precedent (the first date upon which each such condition has been satisfied, herein the “Amendment Effective Date”):

     (a) The Administrative Agent shall have received fully executed counterparts, in the number of multiple originals requested by Administrative Agent, of the Third Amendment, duly executed by an authorized officer for Borrower and all of the Banks;

     (b) The representations and warranties contained in Article IV of the Credit Agreement shall be true and correct in all material respects on the date of the Third Amendment (after giving effect to the provisions of this Third Amendment) with the same effect as though such representations and warranties had been made on such date; and no Event of Default shall have occurred and be continuing or will have occurred upon the execution of the Third Amendment (after giving effect to the provisions of this Third Amendment);

     (c) The Administrative Agent shall have received from Borrower the replacement Notes payable to each respective Bank substantially in the form attached to this Third Amendment as Exhibits A with appropriate insertions; and

     (d) All legal matters incident to the consummation of the transactions contemplated by the Third Amendment shall be satisfactory to the Administrative Agent and its counsel.

     Section 5. Fees. Concurrently with the effectiveness of this Third Amendment, the Borrower shall pay to the Administrative Agent for the account of each Bank a fee equal to 0.150% of each such Bank’s respective Commitment Amount.

     Section 6. Reaffirmation of Representations and Warranties. To induce the Banks to enter into this Third Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article IV of the Credit Agreement (after giving effect to the provisions of this Third Amendment) and in all other documents executed pursuant thereto, and additionally represents and warrants that, after giving effect to the provisions of this Third Amendment:

     (a) The execution and delivery of this Third Amendment and the replacement Notes delivered pursuant hereto, and the performance by the Borrower of its obligations under this Third Amendment and such replacement Notes, are within the Borrower’s power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Borrower or of any agreement binding upon the Borrower;

     (b) The Credit Agreement as amended by this Third Amendment and the replacement Notes delivered pursuant hereto, represents the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally;

     (c) No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date hereof.

     Section 7. Reaffirmation of Credit Agreement. This Third Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby. The Borrower certifies that it is not relying on any representation, warranty, covenant or agreement except for those set forth in the Credit Agreement, as hereby amended, and in the other documents previously executed or executed of even date herewith.

     Section 8. Governing Law. THIS THIRD AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     Section 9. Severability. Whenever possible each provision of this Third Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Third Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Third Amendment.

     Section 10. Execution in Counterparts. This Third Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

     Section 11. Section Captions. Section captions used in this Third Amendment are for convenience of reference only, and shall not affect the construction of this Third Amendment.

     Section 12. Successors and Assigns. This Third Amendment shall be binding upon the Borrower and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Banks, and the respective successors and assigns of the Banks.

     Section 13. Non-Application of Chapter 346 of Texas Finance Codes. In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to the Credit Agreement as amended hereby or any other Loan Documents or the transactions contemplated hereby.

     Section 14. Entire Agreement. THIS THIRD AMENDMENT TOGETHER WITH THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO WRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the day and year first above written.

BORROWER:

ULTRA RESOURCES, INC.

By:	/ss/ Michael D. Watford

Name:	Michael D. Watford
Title:	President and Chief Executive Officer

ADMINISTRATIVE AGENT, LC ISSUER AND
BANK:

JPMORGAN CHASE BANK, N.A. (successor by
merger to Bank One, NA (Main Office Chicago))

By:	/ss/ Elizabeth Pavlas

Name:
Title:

SYNDICATION AGENT AND BANK:

UNION BANK OF CALIFORNIA, N.A.

By:	/ss/ Ali Ahmed

Name:
Title:

By:	/ss/ Damien Meiburger

Name:
Title:

CO-AGENT AND BANK:

HIBERNIA NATIONAL BANK

By:	/ss/ Nancy B. Moragas

Name:
Title:

CO-AGENT AND BANK:

GUARANTY BANK, FSB

By:	/ss/ Kelly L. Elmore III

Name:
Title:

BANK:

COMPASS BANK

By:	/ss/ Kathleen J. Bowen

Name:
Title:

BANK:

BANK OF SCOTLAND

By:	/ss/ Karen Weich

Name:
Title:

BANK:

BANK OF AMERICA, N.A. (successor
by merger to Fleet National Bank)

By:	/ss/ Michael J. Brochetti

Name:
Title:

ACKNOWLEDGMENT BY GUARANTORS

     Each of the undersigned Guarantors hereby (i) consents to the terms and conditions of that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of May 5, 2005 (the “Third Amendment”), (ii) acknowledges and agrees that its consent is not required for the effectiveness of the Third Amendment, (iii) ratifies and acknowledges its respective Guaranteed Indebtedness under each Loan Document to which it is a party, and (iv) represents and warrants that (a) no Default or Event of Default has occurred and is continuing, (b) it is in full compliance with all covenants and agreements pertaining to it in the Loan Documents, and (c) it has reviewed a copy of the Third Amendment.

     Executed to be effective as of May 5, 2005.

GUARANTORS: UP ENERGY CORPORATION ULTRA PETROLEUM CORP.
By:	/ss/ Michael D. Watford
Name:	Michael D. Watford
Title:	President and Chief Executive Officer

EXHIBIT “A”

FOURTH AMENDED AND RESTATED REVOLVING NOTE

$	Houston, Texas	June 9, 2004

     On the dates hereinafter prescribed, for value received, ULTRA RESOURCES, INC., a Wyoming corporation, (herein, called “Borrower”), having an address at 363 N. Sam Houston Parkway, Suite 1200, Houston, Texas 77060, promises to pay to the order of                      (herein called “Bank”), at its principal offices at                     , (i) the principal amount of U.S.                     AND 00/100 DOLLARS (                    ) or the principal amount advanced pursuant to the terms of the Credit Agreement (defined herein) as of the date of maturity hereof, whether by acceleration or otherwise, whichever may be the lesser, and (ii) interest on the principal balance from time to time advanced and remaining unpaid from the date of the advance until maturity at a rate of interest equal to lesser of (a) the “Floating Rate” (as defined and calculated in the Credit Agreement), or (b) the Maximum Rate (as defined and calculated in the Credit Agreement). Any increase or decrease in interest rate resulting from a change in the Maximum Rate shall be effective immediately when such change becomes effective, without notice to the Borrower, unless Applicable Law (as defined in the Credit Agreement) requires that such increase or decrease not be effective until a later time, in which event such increase or decrease shall be effective at the earliest time permitted under the provisions of such law.

     Notwithstanding the foregoing, if during any period the Floating Rate exceeds the Maximum Rate, the rate of interest in effect on this Note shall be limited to the Maximum Rate during each such period, but at all times thereafter the rate of interest in effect on this Note shall be the Maximum Rate or, if there is no Maximum Rate, the Agreed Maximum Rate (as defined below), until the total amount of interest accrued on this Note equals the total amount of interest which would have accrued hereon if the Floating Rate had at all times been in effect.

     This Note is a revolving credit note and it is contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder; but notwithstanding such occurrence, this Note shall remain valid and in full force and effect as to each principal advance made hereunder subsequent to each such occurrence. Each principal advance and each payment hereof made pursuant to this Note shall be reflected by the Bank’s records and the aggregate unpaid amounts reflected by such records shall constitute rebuttably presumptive evidence of the principal and unpaid, accrued interest remaining outstanding on this Note.

     “Agreed Maximum Rate” means a per annum rate of seven and three-fourths percent (7.75%) plus the Floating Rate from time to time in effect, which Agreed Maximum Rate shall apply only during any period while there is no Maximum Rate applicable to this Note.

     Other capitalized terms used herein, that are not defined herein, shall have the meanings prescribed therefor in the Credit Agreement.

     The Borrower and the Bank hereby agree that Chapter 346 of the Texas Finance Code, shall not apply to this Note or the loan transaction evidenced by, and referenced in, the Credit

Exhibit A-1

Agreement (hereinafter defined) in any manner, including without limitation, to any account or arrangement evidenced or created by, or provided for in, this Note.

     The principal sum of this Note, after giving credit for unadvanced principal, if any, remaining at final maturity, shall be due and payable on or before May 1, 2010; interest to accrue upon the principal sum from time to time owing and unpaid hereunder shall be due and payable as provided in the Credit Agreement; provided, however, the final installment of interest hereunder shall be due and payable not later than the maturity of the principal sum hereof, howsoever such maturity may be brought about.

     In no event shall the aggregate of the interest on this Note, plus any other amounts paid in connection with the loan evidenced by this Note which would under Applicable Law be deemed “interest,” ever exceed the maximum amount of interest which, under Applicable Law, could be lawfully charged on this Note. The Bank and the Borrower specifically intend and agree to limit contractually the interest payable on this Note to not more than an amount determined at the Maximum Rate. Therefore, none of the terms of this Note or any other instruments pertaining to or securing this Note shall ever be construed to create a contract to pay interest at a rate in excess of the Maximum Rate, and neither the Borrower nor any other party liable herefor shall ever be liable for interest in excess of that determined at the Maximum Rate, and the provisions of this paragraph shall control over all provisions of this Note or of any other instruments pertaining to or securing this Note. If any amount of interest taken or received by the Bank shall be in excess of the maximum amount of interest which, under Applicable Law, could lawfully have been collected on this Note, then the excess shall be deemed to have been the result of a mathematical error by the parties hereto and shall be refunded promptly to the Borrower. All amounts paid or agreed to be paid in connection with the indebtedness evidenced by this Note which would under Applicable Law be deemed “interest” shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full term of this Note.

     This Note is secured by all security agreements, collateral assignments, mortgages and lien instruments executed by the Borrower (or by any other party) in favor of Bank One, NA, as Administrative Agent for the Banks, including those executed simultaneously herewith, those executed heretofore and those hereafter executed, and including specifically and without limitation the Security Instruments described and defined in that certain Credit Agreement dated as of March 22, 2000 by and between Borrower, Ultra Petroleum (USA) Inc., and Bank One, Texas, National Association, as amended by that certain First Amendment to Credit Agreement dated as of July 19, 2001 by and between Borrower and Bank One, NA, and as amended and restated by that certain First Amended and Restated Credit Agreement dated March 1, 2002, by and among Borrower, Bank One, NA, as the administrative agent, as a bank and as letter of credit issuer, and the several other banks and financial institutions who are from time to time party thereto, as banks, as amended by the First Amendment thereto dated November 4, 2002, the Second Amendment thereto dated May 14, 2003, and the Third Amendment thereto dated as of December 12, 2003, and by that certain Second Amended and Restated Credit Agreement dated as of June 9, 2004, by and among Borrower, Bank One, NA, as the Administrative Agent, as a Bank and as LC Issuer, and the several other banks and financial institutions who are from time to time party thereto as Banks (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Exhibit A-2

     This Note is the Revolving Note issued pursuant to the Credit Agreement. Reference is hereby made to the Credit Agreement for a statement of the rights and obligations of the holder of this Note and the duties and obligations of the Borrower in relation thereto; but neither this reference to the Credit Agreement nor any provisions thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay any outstanding and unpaid principal of and interest on this Note when due, in accordance with the terms of the Credit Agreement. Each advance and each payment made pursuant to this Note shall be reflected by notations made by the Bank on its records and the aggregate unpaid amounts reflected by the notations on the records of the Bank shall be deemed rebuttably presumptive evidence of the principal amount owing under this Note.

     In the event of default in the payment when due of any of the principal of or any interest on this Note, or in the event of default under the terms of the Credit Agreement or any of the Security Instruments, or if any event occurs or condition exists which authorizes the acceleration of the maturity of this Note under any agreement made by the Borrower, the Bank (or other holder of this Note) may, at its option, without presentment or demand or any notice to the Borrower or any other person liable herefor, declare the unpaid principal balance of and accrued interest on this Note to be immediately due and payable.

     If this Note is collected by suit or through the Probate or Bankruptcy Court, or any judicial proceeding, or if this Note is not paid at maturity, however such maturity may be brought about, and is placed in the hands of an attorney for collection, then the Borrower agrees to pay reasonable and documented attorneys’ fees, not to exceed 10% of the full amount of principal and interest owing hereon at the time this Note is placed in the hands of an attorney.

     The Borrower and all sureties, endorsers and guarantors of this Note waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity, and all other notices, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, and agree to any substitution, exchange or release of any such security or the release of any party primarily or secondarily liable hereon and further agrees that it will not be necessary for the Bank, in order to enforce payment of this Note by them, to first institute suit or exhaust its remedies against any Borrower or others liable herefor, or to enforce its rights against any security herefor, and consent to any one or more extensions or postponements of time of payment of this Note on any terms or any other indulgences with respect hereto, without notice thereof to any of them. The Bank may transfer this Note, and the rights and privileges of the Bank under this Note shall inure to the benefit of the Bank’s representatives, successors or assigns.

     This Note is one of the Fourth Amended and Restated Notes that amends and restates those certain Third Amended and Restated Notes dated December 12, 2003, in an aggregate principal amount of $250,000,000, which Third Amended and Restated Notes themselves amended and restated those certain that amends and restates those certain Second Amended and Restated Notes dated March 1, 2002, in an aggregate principal amount of $250,000,000, which Second Amended and Restated Notes themselves amended and restated those certain Amended and Restated Notes dated March 1, 2002, in an aggregate principal amount of $150,000,000, which Amended and Restated Notes themselves amended and restated those certain Revolving Notes dated March 1, 2002, in an aggregate principal amount of $150,000,000, which Revolving

Exhibit A-3

Notes amended, extended, rearranged and restated that certain Reducing Revolving Note executed effective as of July 19, 2001, in the original principal amount of $100,000,000 executed by Ultra Resources, Inc., and payable to the order of Bank One, NA; which Reducing Revolving Note itself amended, extended, rearranged and restated that certain Reducing Revolving Note dated March 22, 2000, in the original principal amount of $40,000,000 executed by Ultra Resources, Inc., and Ultra Petroleum (USA) Inc., payable to the order of Bank One, Texas, National Association (collectively, the “Prior Notes”). All liens and security interests that exist to secure the indebtedness evidenced by that Prior Note shall continue in force and effect to secure the indebtedness evidenced by this Note.

        Executed as of May 5, 2005, but effective as of the date and year first set forth above.

ULTRA RESOURCES, INC.

Attest:

By:

Charlotte H. Kauffman		Michael D. Watford
Secretary		President and Chief Executive Officer

Exhibit A-4